UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 9, 2010

Kaiser Aluminum Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-52105	943030279
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27422 Portola Parkway, Suite 200, Foothill Ranch, California		92610
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-614-1740

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 9, 2010, Kaiser Aluminum Corporation announced that it has completed the acquisition of the Nichols Wire facility in Florence, Alabama which manufactures bare mechanical alloy wire products, nails and aluminum rod for aerospace, general engineering, and automotive applications. Consideration for the acquisition was approximately $16.4 million consisting of a $9.7 million cash payment and a promissory note for the balance. Interest is payable on the unpaid principal balance of the promissory note quarterly in arrears at 7.5% per annum. Principal is repaid quarterly over the term of the promissory note. The promissory note is secured by the real property and equipment acquired in the transaction and has a five-year term.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press release dated August 9, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kaiser Aluminum Corporation

August 9, 2010	By:	/s/ John M. Donnan

Name: John M. Donnan
Title: Senior Vice President, Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 9, 2010.